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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT:  SEPTEMBER 18, 1998




                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                         0-21587               61-1308435
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification Number)


                               9109 Parkway East
                          Birmingham, Alabama  35206
                   (Address of principal executive offices)


                                (205) 836-1212
             (Registrant's telephone number, including area code)

________________________________________________________________________________

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Item 5. Other Events

On September 3, 1998, PJ America, Inc., a Delaware corporation ("the Company") acquired PJ Utah LLC, which owns a 30 store Papa John's Pizza territory with 12 restaurants currently operating in Salt Lake City and the surrounding area. The purchase price was $.8 million in cash plus the assumption of $2.5 million of debt, which was immediately repaid. The transaction will be accounted for as a purchase. PJ Utah LLC was previously owned by certain officers and directors, including the Chairman of the Board and Chief Executive Officer.

On September 3, 1998, the Company also announced that it had reached an agreement in principle with Papa John's International to acquire development rights to the greater Portland, Oregon territory.

On September 4, 1998, PJ America, Inc., a Delaware corporation (the "Company") announced that its Board of Directors had approved the repurchase from time to time of up to $5 million of the Company's common stock.

Item 7. Exhibits

Exhibit No.          Description of Exhibit
-----------          ----------------------
99                   PJ America, Inc. Press Release dated September 3, 1998
                     announcing Utah acquisition and an agreement in principle to acquire the Portland, Oregon development rights.

99.1 PJ America, Inc. Press Release dated September 4, 1998 announcing a $5 million stock repurchase.



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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PJ AMERICA, INC.


Date: September 18, 1998               By    /s/ D. Ross Davison
                                          ----------------------------
                                               D. Ross Davison
                                          Vice President, Chief Financial
                                          Officer and Treasurer (Principal
                                          Financial Officer)